UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 18, 2012 (September 18, 2012)

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 West 45th Street, New York, New York	10036
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) Appointment of Principal Financial Officer

    On September 18, 2012, the Company announced that Gary J. Bachman (44) has been appointed by the Board of Directors of the Company, to serve as Chief Financial Officer of the Company, effective immediately.  Mr. Bachman is an accounting and financial professional with over 20 years of experience in both publicly traded and privately held companies.  Prior to joining the Company, Mr. Bachman served as Executive Director of the Investment Bank Finance Department at JP Morgan Chase, from 2008 to 2012.  Prior to this, Mr. Bachman worked in the Structured Capital Market group at Barclays Capital, and both the Strategic Transaction and Accounting Policy and External Reporting groups at Lehman Brothers, until 2008. Mr. Bachman received his Master’s of Business Administration in Finance from Fordham University in 1998 and his Bachelor of Science in Accounting from Binghamton University in 1990.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press release, dated September 18, 2012, of Pzena Investment Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pzena Investment Management, Inc.

Dated: September 18, 2012	By:	/s/Joan F. Berger
Name: Joan F. Berger
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release, dated September 18, 2012, of Pzena Investment Management, Inc.